Exhibit 4.47

Certain confidential information contained in this document, market by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into as of this ___ day of January, 2025 ("Amendment Execution Date") by and among MONROE COUNTY PORT AUTHORITY ("Lessor"), ERIE CREEK LLC ("Old Lessee") and WHITETAIL CREEK LLC ("New Lessee").

RECITALS:

A.        Lessor owns certain land and improvements located in Ohio Township, Monroe County, Ohio commonly known as 42722 OH-7, Clarington, OH 43915 (the "Project").

B.         Lessor (as successor to Hannibal Real Estate, LLC) and Old Lessee entered into a lease dated February 5, 2024 (the "Original Lease") for (a) a portion of the Project consisting of a 345,000 square feet building and the portion of land shown as "Building Premises" on Exhibit A to the Lease (the "Original Building Premises"), (b) a portion of the Project consisting of approximately 12,432 square feet of office space as shown as "Office Premises" on Exhibit A to the Lease (the "Office Premises"); and (c) a portion of the Project consisting of approximately fourteen (14) acres of land and any improvements located thereon (subject to adjustment as set forth in the Lease) shown as "Ground Premises" on Exhibit A attached to the Lease (the "Ground Premises"; and together with the "Original Building Premises" and the "Office Premises", the "Original Leased Premises").

C.         Lessor and Old Lessee entered into a First Amendment to Lease Agreement dated April 19, 2024 (the "First Amendment"; and together with the Original Lease, the "Lease"), the Original Leased Premises was expanded to include additional premises consisting of approximately 94,723 square feet (the "New Building Premises"; and together with the Original Leased Premises, the "Current Leased Premises").

D.          In addition, Old Lessee desires to assign its rights and obligations under the Lease to New Lessee, which is a related entity within the same group.

E.          Old Lessee and New Lessee have agreed to the terms and conditions of such assignment with the consent of Lessor.

F.           Lessor has agreed to recognize New Lessee as the assignee of the Lease.

G.          Lessor and New Lessee desire to amend the Lease upon the terms and conditions set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises and covenants herein contained, the parties hereto, intending to be legally bound hereby, do covenant and agree as follows:

1.           DEFINED TERMS.All capitalized terms used herein but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Lease.

2.          ASSIGNMENT. Old Lessee hereby irrevocably assigns, transfers, and sets over to New Lessee all of its right, title, and interest in and to the Lease, including all rights to the possession and use of the Leased Premises and all obligations thereunder. New Lessee hereby irrevocably assumes and agrees to perform and fulfill all of the obligations of Old Lessee under the Lease. The Parties acknowledge that Lessor has consented to this assignment (the "Consent"), and the Consent is hereby made a part of this Amendment and the Lease.

3.           EXPANSION.

A.          The "Leased Premises" under the Lease shall be amended to refer to the Current Leased Premises and the approximately 25.2 acre premises shown crosshatched on Appendix A hereto (the "Second Amendment Premises"), and the "Leased Premises" under the Lease shall be amended to refer to the Original Leased Premises and the Second Amendment Premises.

B.          Lessee acknowledges by execution of this Amendment that Lessee has inspected the Second Amendment Premises and accepts the Second Amendment Premises "AS IS" and agrees that neither Lessor nor any of its agents or employees have made any other representations or warranties, either written or oral, express or implied, with respect to the condition, suitability, state of repair or zoning of the Second Amendment Premises.

4.          PRIMARY TERM; EXTENDED TERMS. Section 3.2 of the Lease is hereby deleted in its entirety and replaced with the following: "This Lease Agreement shall be in force and effect for a period of ten (10) Lease Years (as defined below) (the "Primary Term") beginning with the Commencement Date. Lessee shall have the right to extend the term for seven (7) additional terms of ten (10) Lease Years each (each, an "Extended Term"), provided Lessee is not in default (beyond any applicable grace or cure periods) under this Lease at the time Lessee exercises such option or at the commencement of any Extended Term. Lessee shall give Lessor written notice of its desire to extend the term of the Lease for an Extended Term no less than 270 days prior to the end of the Primary Term (with respected to the first Extended Term) and no less than 270 days prior to the end of the then applicable Extended Term (with respect to the second and any subsequent Extended Term). The "Term" as used in this Lease Agreement shall mean the Primary Term, as the same may be extended by any Extended Term(s). The first "Lease Year" is the twelve (12) month period beginning (i) on the Commencement Date if the Commencement Date is the first day of a month, or (ii) on the first day of the first month after the Commencement Date. Each successive period of twelve calendar months after the first Lease Year is also a "Lease Year."

5.          RENT COMMENCEMENT; LEASE YEAR. Lessor and Lessee acknowledge and agree that each Lease Year is the period from January 1 through December 31, and the first Lease Year commenced on January 1, 2024. Accordingly, the second Lease Year and the payment of Rent shall commence on January 1, 2025.

6.           RENT - SECOND AMENDMENT PREMISES. Rent for the Second Amendment Premises for the Primary Term, shall be:

Period	Annual Rent	Monthly Rent
Lease Year 1	[***]	[***]
Lease Year 2	[***]	[***]
Lease Year 3	[***]	[***]
Lease Year4	[***]	[***]
Lease Year 5	[***]	[***]
Lease Year 6	[***]	[***]
Lease Year 7	[***]	[***]
Lease Year 8	[***]	[***]
Lease Year 9	[***]	[***]
Lease Year 10	[***]	[***]

Rent during any Extended Terms shall continue to increase by [***] percent ([***]%) on the commencement of each Lease Year.

7.           RENT - ENTIRE PREMISES.  Rent for the Current Leased Premises and the Second Amendment Premises in the aggregate for the Primary Term, shall be:

Period	Annual Rent	Monthly Rent
Lease Year 1	[***]	[***]
Lease Year 2	[***]	[***]
Lease Year 3	[***]	[***]
Lease Year 4	[***]	[***]
Lease Year 5	[***]	[***]
Lease Year 6	[***]	[***]
Lease Year 7	[***]	[***]
Lease Year 8	[***]	[***]
Lease Year 9	[***]	[***]
Lease Year 10	[***]	[***]

Rent during any Extended Terms shall continue to increase by [***] percent ([***]%) on the commencement of each Lease Year.

8.          SECURITY DEPOSIT. Within five (5) business days after the Amendment Execution Date, Lessee shall deposit with Lessor $[***] , which shall be added to the Security Deposit, resulting in a total Security Deposit of $[***] .

9.           OPTION TO TERMINATE. The second clause (a) of Section 13.17 of the Lease is hereby deleted in its entirety and replaced with the following:

(a)          Within ten (10) business days after the Termination Date, Lessee shall pay to Lessor a termination fee as set forth below (the "Termination Fee").

(i)          In the event that the Lessee has demolished any Building(s) on the Leased Premises, the Termination Fee shall be an amount equal to the Rent for the remaining duration of the Term.

(ii)          In the event that the Lessee has not demolished any Building(s) on the Leased Premises, the Termination Fee shall be an amount equal to the lesser of: (i) the Rent for the twelve (12) calendar months following the month in which the Termination Option is exercised, or (ii) the Rent for the remainder of the Term.

10.        OPTION TO PARTIALLY TERMINATE. In addition to Tenant's Termination Option as set forth in Section 13.17 of the Lease (as amended by Section 9 above), Lessee may terminate the Lease as to the Second Amendment Premises only (the "Partial Termination Option") subject to and in accordance with the following terms and conditions:

(a)        Lessee shall give Lessor written notice ("Partial Termination Notice") of Lessee's election to exercise the Partial Termination Option at any time prior to December 31, 2025, and Lessee shall not thereafter be entitled to revoke such election. A Partial Termination Notice, once given by Lessee, is irrevocable by Lessee.

(b)          If Lessee properly and timely exercises its Partial Termination Notice, the Lease shall terminate solely as to the Second Amendment Premises on the date that is thirty (30) days after the date Lessor receives the Partial Termination Notice (the "Partial Termination Date").

(c)          There shall not have occurred and be continuing any default by Lessee under this Lease beyond the expiration of any applicable grace or cure period, either on the date that Lessee exercises the Partial Termination Option or the Partial Termination Date.

(d)          Within ten (10) days after the Termination Date, Lessee shall pay to Lessor a termination fee as set forth below (the "Partial Termination Fee").

(i)        In the event that the Lessee has demolished any Building(s) on the Second Amendment Premises, the Partial Termination Fee shall be an amount equal to the Rent for the remaining duration of the Term unless any such demolition has been authorized by Lessor.

(ii)         In the event that the Lessee has not demolished any Building(s) on the Second Amendment Premises, the Partial Termination Fee shall be an amount equal to the Rent for Second Amendment Premises for the period between the Partial Termination Date and December 31, 2025.

(e)          No exercise of the Partial Termination Option shall release or relieve Lessee of its obligation to pay Lessor all rent and other charges with respect to the Second Amendment Premises under the Lease, as and when due under the terms of the Lease, through the Partial Termination Date.

(f)            This Lease shall be terminated solely as to the Second Amendment Premises effective as of the Partial Termination Date as if the term of this Lease expired with respect to the Second Amendment Premises by the passage of time on such date, and neither Lessor or Lessee shall have any further rights or obligations under this Lease with respect to the Second Amendment Premises, except for those that expressly survive the expiration or termination of this Lease. Effective on the Partial Termination Date, the rent for the Current Leased Premises (as defined in the Recital) shall revert to the terms and conditions as set forth in the Original Lease and the First Amendment. The Second Amendment shall not impact the rent for the Current Leased Premises in any way as if it had never been executed, and the rent calculation shall be based solely on the Original Lease and the First Amendment.

(g)          On the Partial Termination Date, Lessee shall surrender possession of the Second Amendment Premises to Lessor in the condition required at the expiration of the Term of this Lease, failing which Lessee shall be deemed to be holding over and the provisions of this Lease with regard to holdover shall apply.

11.         OPTION TO LEASE ADDITIONAL SPACE. For the period beginning on the Amendment Execution Date, through the end of the sixth (6th) month thereafter (the "Option Term"), Lessee shall have the option to lease the portion of the Project depicted on Appendix B hereto (the "Option Area") at the following rental and on the following terms. In consideration of this Option, within ten (10) business days after the Amendment Execution Date, Lessee shall pay Lessor a non-refundable option fee equal to $20,000.00. If Lessee exercises its option with respect to the Option Area, Rent for the Option Area will be fixed at $[***] per month for a whole lease year (the "Monthly Rent for the Option Area"), which shall increase by [***] percent ([***] %) upon the commencement of Lease Year 3, and the commencement of each Lease Year thereafter. Lessee may exercise its option to add the Option Area to the Premises, if at all, by giving written notice ("Lessee's Notice") to on or prior to the expiration of the Option Term. The Option Area shall be added to the Premises in its then condition, "as is," effective on the date that it is fifteen (15) days after delivery of Lessee's Notice. Lessor shall prepare and deliver to Lessee an amendment to this Lease which adds the Option Area to the Premises at the Monthly Rent for the Option Area set forth in this Section 11, but otherwise on the same terms and conditions as provided in this Lease. Lessee shall promptly execute and deliver the amendment to Lessor. If Lessee fails to exercise its option during the Option Term, Lessee shall have no further option to lease the Option Area and this Section shall have no further force and effect.

12.        MISCELLANEOUS. Except as hereby expressly amended by this Amendment, all of the terms, covenants and conditions of the Lease shall remain in full force and effect. This Amendment shall be deemed effective as of the Effective Date (as defined in the Lease). Each party represents and warrants to the other parties that it has the authority and all requisite approvals to enter into this Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in three counterparts, each of which shall be deemed an original but which together shall constitute one agreement. This Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. For these purposes, "electronic signature" shall mean electronically scanned and transmitted versions (e.g., via pdf file) of an original signature, signatures electronically inserted and verified by software such as Adobe Sign, or faxed versions of an original signature. This Amendment contains all agreements, understandings and arrangements between the parties hereto with regard to the amendment and modification of the Lease. Section 2 (assignment) of this Amendment may not be modified except in writing signed by all three parties. Additionally, this Amendment, with respect to the Lease terms (excluding the assignment clause of this Amendment), may only be modified in writing and signed by both Lessor and New Lessee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN THE WITNESS WHEREOF, the parties hereto have executed this amendment as of the Amendment Execution Date.

LESSOR:

MONROE COUNTY PORT AUTHORITY

By:	/s/ Brian D. Turner
Name:Brian D. Turner
Title: Chair

NEW LESSEE:

WHITETAIL CREEK LLC

By:	/s/ Yanyun Xia
Name: Yanyun Xia
Title: Director

OLD LESSEE:

ERIE CREEK LLC

By:	/s/ Yanyun Xia
Name: Yanyun Xia
Title:General Manager

STATE OF OHIO	)

COUNTY OF MONROE	)

The foregoing instrument was acknowledged before me this 14th day of   January 2025 by         Brian D. Turner         , [***]          Chair         MONROE COUNTY PORT AUTHORITY on behalf of the port authority. This is an acknowledgement clause. No oath or affirmation was administered to the signer.

/s/ Helen M. Yoho
Notary Public

STATE OF __________________________	)

COUNTY OF ________________________	)

The foregoing instrument was acknowledged before me this           day of                     , 2025 by                      ,                           WHITETAIL CREEK LLC, an Ohio limited liability company, on behalf of the company. This is an acknowledgement clause. No oath or affirmation was administered to the signer.

Notary Public

STATE OF _________________________	)

COUNTY OF ______________________	)

The foregoing instrument was acknowledged before me this           day of              , 2025 by                        ,                           ERIE CREEK LLC, an Ohio limited liability company, on behalf of the company. This is an acknowledgement clause. No oath or affirmation was administered to the signer.

Notary Public

GUARANTOR’S CONSENT

The undersigned (“Guarantor”) consents to the foregoing Amendment to Lease and the transactions contemplated thereby and reaffirms its obligations under the Guaranty of the Lease (“Guaranty”). Guarantor further reaffirms that its, his or her obligations under the Guaranty are separate and distinct from Lessee’s obligations.

BITDEER, INC.

By:	/s/ Bitdeer, Inc.

APPENDIX A

Second Amendment Premises

[***]

APPENDIX B

Option Area

[***]